Exhibit 99.1

Press Release

Contact:

Charles F. Cargile, 949/863-3144

Newport Corporation, Irvine, CA

investor@newport.com

or

Dan Peoples, 858/552-8146

Makinson Cowell (US)

NEWPORT CORPORATION ANNOUNCES RETIREMENT OF CONVERTIBLE NOTES

Irvine, California – February 15, 2012 – Newport Corporation (NASDAQ: NEWP) today announced that it has retired the final $12.4 million in principal amount of its 2.5% convertible subordinated notes due February 15, 2012, in accordance with their scheduled maturity.

Newport issued $175 million in principal amount of these notes in February 2007. The company retired most of the notes early at various times during the last five years.

In October 2011, the company obtained a $250 million senior secured credit facility from a syndicate of global financial institutions to provide financing for its ongoing growth initiatives, enhance its capital structure, and pre-fund the repayment of the remaining convertible notes.

Charles F. Cargile, Newport’s Senior Vice President and Chief Financial Officer, said, “We are pleased to have reduced our total outstanding debt and interest expense through the retirement of these notes. We continue to focus on effective balance sheet management and generating and preserving cash, and with our strong revenue growth and earnings performance, Newport has a solid financial position to support the achievement of our strategic goals.”

ABOUT NEWPORT CORPORATION

Newport Corporation is a leading global supplier of advanced-technology products and systems to customers in the scientific research, aerospace and defense/security, microelectronics, life and health sciences and precision industrial manufacturing markets. Newport’s innovative solutions leverage its expertise in photonics technologies, including lasers, photonics instrumentation, sub-micron positioning systems, vibration isolation, optical components and subsystems, precision automation and three-dimensional non-contact measurement equipment, to enhance the capabilities and productivity of its customers’ manufacturing, engineering and research applications. Newport is part of the Standard & Poor’s SmallCap 600 Index and the Russell 2000 Index.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, including without limitation the statements by Charles F. Cargile regarding the Company’s financial performance and position. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Assumptions relating to the foregoing involve judgments and risks with respect to, among other things, Newport’s ability to generate cash from operating activities and its ability to capitalize on opportunities to utilize cash, which are difficult or impossible to predict accurately and many of which are beyond the control of Newport. Certain of these judgments and risks are discussed in more detail in Newport’s Form 10-K for the year ended January 1, 2011 and in Ophir’s Annual Report filed with the Israeli Securities Authority for the year ended December 31, 2010. Although Newport believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Newport or any other person that Newport’s objectives or plans will be achieved. Newport undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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